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                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (the "Agreement") is made and entered into by and between Worldwide Wireless Systems Inc., a Delaware Corporation (the "Company") and David E. Padilla (the "Executive").

                          N O W ,   T H E R E F O R E ,

         In consideration of the mutual covenants and agreements herein set forth, the parties hereby agree as follows:

         Section 1. Employment. The Company hereby agrees to employ the Executive as its Chief Executive Officer and President, and the Executive hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular employees of the Company. In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

         Section 2. Duties of Executive. In his capacity as President and CEO, the Executive shall have overall management responsibility for the Company's affairs as described in the bylaws of the Company and such other duties and projects as may be assigned by the board of directors of the Company. Without limitation, the Executive's duties shall include:

         o Managing the activities of the Company in a manner intended to achieve the goals and objectives for the Company as determined by its Board of Directors, including the identification and realization of new revenue streams for the Company, and satisfaction of other financial requirements.

         o Overall responsibility for the retention of appropriate senior staff for the Company.

         The Executive shall devote his entire productive time, ability and attention to the business of the Company and shall perform all duties in a professional, ethical and businesslike manner. The Executive will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of the Company.

         Section 3. Compensation. The Executive will be paid compensation during this Agreement as follows:

         a. Base Salary. A base salary of one hundred forty thousand dollars ($140,000) per year until completion of an initial public offering by the Company or six months after the effective date of this Agreement, whichever occurs first, and thereafter one hundred sixty thousand dollars ($160,000) per year, payable in installments according to the Company's regular payroll schedule. The base salary shall be adjusted at the end of each year of employment at the discretion of the board of directors.

         b. Stock Options. The Executive shall receive options to purchase 175,000 shares of the Company's Common Stock at an exercise price equal to the current fair market value thereof. The options will vest ratably to permit the exercise of options to purchase 33,333 shares (as well as the exercise of previously exercisable options) in each calendar year commencing with calendar year 1999, will expire ten years after grant,


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                  and will be subject to the terms and conditions of a stock option plan to be adopted by the Company. Unless otherwise agreed by the Executive or the Executive causes such options to be ineligible for such classification, the Company shall cause such options to qualify as incentive stock options pursuant to Section 422 of the Internal Revenue Code.

         Section 4.  Benefits.

         a. Holidays. The Executive will be entitled to at least eight (8) paid holidays each calendar year and two (2) personal days. The Company will notify the Executive on or about the beginning of each calendar year with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to requirements of the Company. Such holidays must be taken during the calendar year and cannot be carried forward into the next year. The Executive will not be entitled to any personal holidays during the first six months of employment.

         b. Vacation. Following the first six months of employment, the Executive shall be entitled to twenty one (21) paid vacation days each year.

         c. Sick Leave. The Executive shall be entitled to sick leave and emergency leave according to the regular policies and procedures of the Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the board of directors.

         d. Medical and Group Life Insurance. The Company agrees to include the Executive in the group medical and hospital plan of the Company and provide group life insurance for the Executive at no charge to the Executive in the amount equal to three times base salary during this Agreement. The Executive shall be responsible for payment of any federal or state income tax imposed upon these benefits.

         e. Pension and Profit Sharing Plans. The Executive shall be entitled to participate in any pension or profit sharing plan or other type of plan adopted by the Company for the benefit of its officers and/or regular employees.

         f. Expense Reimbursement. The Executive shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by the Executive in the performance of the Executive's duties. The Executive will maintain records and written receipts as required by the Company policy and reasonably requested by the board of directors to substantiate such expenses.

         Section 5.  Term and Termination; Confidentiality; Non-Competition.

         a. Term. The Initial Term of this Agreement shall commence on August 17, 1998 and shall continue in effect through December 31, 2001. Thereafter, the Agreement shall be renewed upon the mutual agreement of the Executive and the Company. This Agreement and the Executive's employment may be terminated at the Company's discretion during the Initial Term, provided that the Company shall pay to the Executive an amount equal to payment at the Executive's base salary rate for the

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                  remaining period of the Initial Term, plus an amount equal to
                  One Hundred percent (100%) of the Executive's annual base salary in effect at the time of termination. In the event of such termination, the Executive shall be entitled to any incentive salary payment or any other compensation then in effect, prorated or otherwise.

         b. Termination by the Company. This Agreement and the Executive's employment may be terminated by the Company at its discretion after the initial term, provided that the Company shall pay to the Executive an amount equal to Seventy Five percent (75%) of the Executive's then applicable annual base salary. In the event of such a discretionary termination, the Executive shall be entitled to receive any incentive salary payment or any other compensation then in effect, prorated or otherwise.

         c. Termination by the Executive. This Agreement may be terminated by the Executive at the Executive's discretion by providing at least thirty (30) days prior written notice to the Company. In the event of termination by the Executive pursuant to this subsection, the Company may immediately relieve the Executive of all duties and immediately terminate this Agreement, provided that the Company shall pay the Executive at the then applicable annual base salary rate to the termination date included in the Executive's original termination notice which shall not exceed thirty (30) days without the prior consent of the Company.

         d. Termination for Breach. In the event that the Executive is in breach of any material obligation owed the Company in this Agreement, habitually neglects the duties to be performed under this Agreement, engages in any conduct which is dishonest, damages the reputation or standing of the Company, or is convicted of any criminal act or engages in any act of moral turpitude, then the Company may terminate this Agreement upon five (5) days notice to the Executive. In event of termination of the agreement pursuant to this subsection, the Executive shall be paid only at the then applicable annual base salary rate up to and including the date of termination. The Executive shall not be paid any incentive salary payments or other compensation, prorated or otherwise.

         e. Acquisition. In the event the Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not be terminated and the Company agrees to use its best efforts to ensure that the transferee or surviving company is bound by the provision of this Agreement.

         f. Confidential Information. The Executive agrees that during the term of employment the Executive will become privy to confidential information at both clients of the Company and the Company itself. The Executive agrees that all work product, as defined below, in any form (the "Work Product"), created by the Executive while employed by the Company (or created upon or after termination of employment with the Company in the event that the Executive breaches this paragraph or paragraph 5(g) of this Agreement) is the exclusive property of the Company, or of the client of the Company in instances when the Company is engaged in contracts which specifically vest ownership of such work product in the Company's client. For purposes of this Agreement, Work Product means all of the work, materials and products created for or on behalf of the Company in whole or part by the Executive or others (whether

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                  or not the particular work, materials and/or products are ever completed and whether or not they were developed by the Executive in conjunction with others), including but not limited to (i) computer software (in object code, source code and commented source code form), (ii) all flow charts and technical, design, functional and other specifications therefore, (iii) all graphical user interface(s), date of display(s) and screen display(s) of such software, (iv) all documentation for such software, (v) all sound recording, pictorial, graphic, audio/visual and/or literary works and all other art, designs and technology (including icons) incorporated in such documentation or incorporated or generated by such software, and (vi) all enhancements, modifications, alterations, improvements, corrections, revisions, upgrades, new versions of and other changes to computer software, documentation and other works and materials including those set forth above. In no case shall Executive own any copyrights to software or other product developed or acquired while employed by the Company. The Executive agrees that during the term of his employment by the Company and thereafter, he shall not copy, permit access by, or divulge to any other person, firm, partnership or corporation any customer lists or records, marketing plans, financial statements, development plans, trade secrets, software, proprietary information or product information of the Company which the Company may impart to the Executive or which the Executive may acquire (including confidential information obtained by the Executive while working with, at, or for clients of the Company) during his employment by the Company ("Information"), except to the extent the Executive is specifically authorized by the Company to do so; and he shall not use any Information for any purpose other than the performance of services on behalf of the Company. In addition, the Executive also agrees to honor any and all confidentiality agreements entered into with clients of the Company whether signed by the Executive or by the Company on behalf of the Executive. The Executive agrees that upon termination of his employment by the Company at any time and for any reason, he shall immediately return to the Company all materials and/or documents bearing the Company name, as well as any Work Product, Information and all copies thereof in his possession or under his control.

         g. Non-Disclosure; Non-Competition Agreement. The Executive agrees that any knowledge or information gained through access to the Company's clients, contacts or liaisons is proprietary and may not be used to compete with the Company. The Executive agrees not to solicit employment or consulting arrangements from or with any clients of the Company while employed by the Company or while subject to the non-competition provisions set forth herein without the consent of the Company which may be withheld in its sole discretion. Without the Company's prior written approval, the Executive agrees that during the term of his employment by the Company, he shall not directly or indirectly work for, advise, be a consultant to, or otherwise participate in any business which sells any product or services which compete in any way with those provided by the Company (including, but not limited to, the development or sale of Internet services, Internet products, software, support, technical service, or consulting services in the Internet services business) similar to those sold by the Company and which might reasonably be expected to compete in any way with the Company, or with any Company product or system. If this Agreement is terminated by the Executive pursuant to Paragraph 5(c) or by the Company pursuant to Paragraph 5(d), the covenant described in the immediately preceding sentence shall extend for one (1)

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                  year after termination of employment. It is of the essence of this Agreement that, in addition to all other rights and remedies of the Company hereunder, the Company, following termination of the Executive's employment, is entitled to a total period of twelve (12) months during which the Executive does not compete with the Company. Accordingly, the date on which the non-competition restriction otherwise would expire shall be extended by one (1) full week for each week or any portion thereof during which the Executive shall have failed in whole or in any part to honor and abide by the terms and provisions of this paragraph.

         h. Remedies on Default of Paragraphs 5(f) and 5(g). If the Employee breaches the provisions of paragraphs 5(f) or 5(g) of this Agreement, the Company shall have the right to institute such legal proceedings as it deems necessary to prevent further breach of this Agreement, including, without limitation, an action for injunctive or equitable relief, and to recover damages for any past breach. In the event that the Company brings an action for equitable or injunctive relief, the Executive agrees not to assert that the Company has an adequate remedy at law, and hereby irrevocably waives any such defense. If the Company prevails in those proceedings, the Executive will pay for the Company's costs and expenses of suit and enforcement, including reasonable attorneys' fees. If the Executive prevails in those proceedings, the Company will pay the Executive's costs and expenses of suit, including reasonable attorneys' fees.

         Section 6. Notices. Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services;

         If to the Company:         Worldwide Wireless Systems Inc.
                                    575 Lexington Avenue, 4th Floor
                                    New York, New York 10022

         If to the Executive:       David E. Padilla
                                    25 Broad Street #16M
                                    New York, New York 10004

         Section 7. Final Agreement. This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

         Section 8. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state of New York.

         Section 9. Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

         Section 10. No Assignment. Neither this Agreement nor any or interest in this Agreement may be assigned by the Executive without the prior express written approval of the Company, which may be withheld by the Company at the Company's absolute discretion.


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         Section 11. Severability. If any term, covenant or condition of this
Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         Section 12. Arbitration. The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in New York, NY, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

         Section 13. Superseding Prior Agreements. This Agreement supersedes all prior agreements related to the Executive's employment by the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 17th day of August, 1998.

Worldwide Wireless Systems Inc.

By: /s/Scott Wendel                         /s/David E. Padilla
    ---------------------                   -------------------
         Scott Wendel                       David E. Padilla
         Duly Authorized


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